                                                                 EXHIBIT m(2)(g)

                                 AMENDMENT NO. 6
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                          MAXIMUM                  MAXIMUM                MAXIMUM
                                                        ASSET-BASED                SERVICE               AGGREGATE
          FUND                                          SALES CHARGE                 FEE                    FEE
          ----                                          ------------               -------               ---------
AIM Developing Markets Fund                                 0.75%                   0.25%                   1.00%
AIM Global Energy Fund                                      0.75%                   0.25%                   1.00%
AIM Global Financial Services Fund                          0.75%                   0.25%                   1.00%
AIM Global Health Care Fund                                 0.75%                   0.25%                   1.00%
AIM Global Science and Technology Fund                      0.75%                   0.25%                   1.00%
AIM Libra Fund                                              0.75%                   0.25%                   1.00%
AIM Strategic Income Fund                                   0.75%                   0.25%                   1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: February 28, 2003

                                            AIM INVESTMENT FUNDS
                                            (on behalf of its Class B Shares)


Attest: /s/ LISA A. MOSS                    By: /s/ ROBERT H. GRAHAM
        --------------------------             ---------------------------------
           Assistant Secretary                 Robert H. Graham
                                               President